                                           Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date:  May 20, 2009

Contact: Ms. Judith Barber
Corporate Secretary

SMITHTOWN BANCORP COMPLETES $28 MILLION
STOCK OFFERING

Smithtown, NY, May 20, 2009 – Smithtown Bancorp, Inc. (NASDAQ: SMTB) (the “Company”) the parent company of Bank of Smithtown, has raised $28.0 million through its previously announced public offering.  The Company has issued 2.8 million shares of common stock and will record net proceeds from the offering of approximately $26.5 million after deducting the underwriting discounts and commissions and estimated offering expenses.  Additionally, Sandler O’Neill + Partners, L.P., the underwriter for the offering, has an unexercised thirty day over-allotment option to purchase an additional 200,000 shares.

BACKGROUND

Smithtown Bancorp, Inc., through its wholly owned subsidiary Bank of Smithtown, had assets of $2.2 billion and deposits of $1.7 billion as of March 31, 2009.   Founded in 1910, Bank of Smithtown is nearing its 100th anniversary as a community bank and is the largest independent commercial bank headquartered on Long Island.  Bank of Smithtown provides financial services to individuals, families and businesses through 21 branch offices.  The stock of Smithtown Bancorp, Inc. is traded on the NASDAQ Global Select Market under the symbol “SMTB”.

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FORWARD LOOKING STATEMENTS

Statements in this news release regarding Smithtown Bancorp, Inc. that are not historical facts are “forward-looking statements”.  These statements reflect management’s views of future events, and involve risks and uncertainties.  For a discussion of factors that could cause actual results to differ materially from expectations, see “Forward Looking Statements” in the Company’s 2008 Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at the Securities and Exchange Commission’s Internet website (www.sec.gov) and to which reference is hereby made.  Actual future results may differ significantly from results discussed in these forward-looking statements, and undue reliance should not be placed on such statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements.